Exhibit 10.1

SHARE PURCHASE/ EXCHANGE AGREEMENT

This Share Purchase/ Exchange Agreement (the “Agreement”), is made and entered into as of July 10, 2019, by and among Jialijia Group Corporation Limited, a Nevada corporation (the “Parent”), Huazhongyun Group Co., Limited, a Hong Kong company (the “Company”), and Jin Na, the sole shareholder of the Company (“Shareholder”). The Parent, Shareholder and Company are sometimes hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company has issued an aggregate of 10,000 ordinary shares, issued and outstanding (the “Company Shares”), 100% of which are held by the Shareholder;

WHEREAS, the Company owns 6,000,000 shares (the “Parent Shares”) of common stock of the Parent, which represent approximately 82% of the shares of the Parent’s common stock, issued and outstanding, par value $0.001 per share;

WHEREAS, the Shareholder has agreed to sell and transfer all of the Company Shares the Shareholder owns to the Parent in exchange for all of the Parent Shares (“Transaction”);

WHEREAS, the Parties have determined that it is desirable and in the best interests of the Parties to effect this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

PURCHASE/EXCHANGE OF COMPANY SHARES

1.1. Share Purchase/ Exchange. At the Closing, the Shareholder shall transfer, convey, assign and deliver to the Parent all of its Company Shares free and clear of all Liens and simultaneously the Company shall transfer, convey, assign and deliver to the Shareholder all of the Parent Shares, free and clear of all Liens.

1.2. Closing. The closing (the “Closing”) of the Transaction contemplated by this Agreement, shall take place at the New York offices of Sichenzia Ross Ference LLP in commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transaction (other than conditions and obligations with respect to the actions that the respective Parties will take at the Closing) on a date as the Parties shall mutually agree (the “Closing Date”).

1.3. Change of the Registration Records. After the Closing and within a period of reasonable and practicable time, the Shareholder shall cause the Company to amend its registration record to reflect that the Parent will own 100% of the issued and outstanding Company Shares and the Company shall cause the Parent to update its shareholder list to reflect the Shareholder’s ownership of the Parent Shares.

ARTICLE 2

REPRESENTATIONS OF THE SHAREHOLDER

The Shareholder represents and warrants to the other Parties as follows:

2.1. Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transaction have been properly taken. The obligations of the Shareholder under this Agreement constitute legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

2.2. No Conflicts. The execution and delivery of this Agreement by the Shareholder (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Law, regulations or ordinances applicable to such Shareholder; and (iii) will not violate or breach any contractual obligations of such Shareholder based on any Contract to which the Shareholder is a party and which prohibits the Transaction contemplated hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the other Parties that:

3.1. Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of Hong Kong.

3.2. Capital Structure of the Company. As of the date of this Agreement, all outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. As of the date hereof, the Shareholder of the Company owns 100% of the Company Shares issued and outstanding and there is no outstanding securities convertible into common stock of the Company. Within a reasonable and practicable period of time of the Closing, the Company shall update its book to reflect the Parent as the sole holder and owner of the Company Shares purchased or exchanged pursuant to this Agreement.

3.3. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required in connection with the execution and delivery of this Agreement or the consummation of the Transaction contemplated hereby.

3.4. Tax Returns and Tax Payments. The Company has properly filed all Tax Returns required to be filed and has paid all Taxes shown thereon to be due. To the Company’s Knowledge, all Tax Returns previously filed are true and correct in all Material respects.

As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.5. Properties. The Company has valid land use rights for all real property that is Material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest consolidated financial statements (the “Consolidated Financial Statements”) as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, Material to their business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business). Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company is in compliance, are not reasonably be expected to result in a Material Adverse Effect on the Company. A list of Material Assets is set forth in Exhibit A attached hereto.

3.6. Reserved.

3.7. Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

3.8. Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Shares, with the right and authority to sell and deliver such Company Shares to the Parent as provided herein. Upon registering the Parent as the new owner of the Shareholder’s Company Shares in the share register of the Company, the Parent shall receive good title to such Company Shares, free and clear of all Liens.

3.9. No Conflicts. The execution and delivery of this Agreement by the Company (i) will not violate any Law, regulations or ordinances applicable to the Company; and (ii) will not violate or breach any contractual obligations of the Company based on any Contract to which the Company is a party and which prohibits the Transaction contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent hereby represents, warrants, covenants and agrees as follows:

4.1. Organization, Standing and Corporate Power. The Parent is a Nevada corporation duly organized, validly existing and in good standing under the laws of Nevada. The Parent is not in violation of any provisions of its memorandum or articles of association. No consent, approval or agreement of any individual or entity is required to be obtained by the Parent in connection with the execution and performance by the Parent of this Agreement or the execution and performance by the Parent of any agreements, instruments or other obligations entered into in connection with this Agreement.

The Parent has full power and authority to carry out the Transaction provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Parent, enforceable in accordance with its terms. The execution and delivery of this Agreement by the Parent and the consummation of the Transaction contemplated by this Agreement will not result in any Material violation of the Parent’s memorandum or articles of association or any applicable Law.

4.2. Compliance. The Parent has complied with, is not in violation of, and has not received any notices of violation of any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, with respect to the conduct of its business or the ownership or operation of its business.

4.3. Tax Liabilities. The Parent has properly filed all Tax Returns required to be filed and has paid all Taxes shown thereon to be due. To the Parent’s Knowledge, all Tax Returns previously filed are true and correct in all Material respects.

4.4. Undisclosed Liabilities. The Parent has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Parent’s Financial Statements.

4.5. Good Title. The Company is the record and beneficial owner, and has good and marketable title to the Parent Shares, with the right and authority to sell and deliver such Parent Shares to the Shareholder as provided herein.

ARTICLE 5

CLOSING DELIVERIES

5.1. Deliveries from the Company. On the Closing Date, the Company shall deliver or cause to be delivered to the Shareholder the stock certificates representing the Parent Shares with an appropriate signature medallion guarantee, stock power or such other proof of ownership as shall be reasonably acceptable to the Shareholder.

5.2. Deliveries from the Shareholder. On the Closing Date, the Shareholder shall deliver or cause to be delivered to the Parent the stock certificates representing the Shareholder’s Company Shares with an appropriate signature medallion guarantee, stock power or such other proof of ownership as shall be reasonably acceptable to the Parent.

ARTICLE 6
TERMINATION

6.1. Termination. This Agreement may be terminated and rescinded at any time prior to the Closing Date:

(i) by either the Company or Parent, if the other Party (which, in the case of Company, shall mean the Company or any Shareholder) has breached any representation or warranty set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other Party or would prevent or Materially delay the consummation of the Transaction; or

(ii) by any Party, if a permanent injunction or other Order by any court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and non-appealable;

6.2. Notice of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon by the delivery of written notice of the terminating Party to the other Parties hereto specifying with reasonable particularity the reason for such termination.

ARTICLE 7

MISCELLANEOUS

7.1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. Neither course of conduct or dealing nor trade custom or usage shall modify any provisions of this Agreement.

7.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, to the end that the Transaction is fulfilled to the extent possible.

7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Nevada.

7.4. Parties in Interest. This Agreement shall be binding upon and inure to the benefits of the Parties hereto.

7.5. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.

7.6. Independent Nature of Each Party’s Warranties and Representations. The various representations and warranties set forth in this Agreement or in any other writing delivered in connection therewith shall survive the Closing.

ARTICLE 8
DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Closing” shall have the meaning set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of the Agreement.

“Company” shall have the meaning set forth in the Preamble.

“Company Share(s)” shall have the meaning set forth in the Recitals of the Agreement.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound

“Electronic Delivery” shall have the meaning set forth in Section 7.5 of the Agreement.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, local, domestic or foreign.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interests or encumbrance of any kind in respect to such asset, other than any encumbrances created by the Parent.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

“Material Adverse Effect” means, with respect to any Person or Party, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by Hong Kong in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Hong Kong, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of Hong Kong, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Board” shall have the meaning set forth in Section 4.5 of the Agreement.

“Parent Ordinary Shares” shall have the meaning set forth in the Recitals.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Shareholder” shall have the meaning set forth in the Preamble.

“Tax” or “Taxes” shall have the meaning set forth in Section 3.4 of the Agreement.

“Tax Return(s)” shall have the meaning set forth in Section 3.4 of the Agreement.

“Transaction” shall have the meaning set forth in the Recitals.

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[SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT: Jialijia Group Corporation Limited

By:	/s/ Jin Na
Name: Jin Na
Title: Chief Executive Officer

COMPANY: Huazhongyun Group Co., Limited

By:	/s/ Jin Na
Name: Jin Na
Title: Sole Director and Shareholder

SHAREHOLDER: Jin Na

By:	/s/ Jin Na
Name: Jin Na

Exhibit A

Material Assets

Not applicable